Consent Letter
                                 --------------


                                                       September 15, 2004

Penn Octane Corporation
77-530 Enfield Lane
Building D
Palm Desert, CA  92211
Attention:  Mr. Jerome Richter

Gentlemen:

1. Reference is made to the line letter dated October 14, 1997, as amended, between you and us, providing for extensions of credit to Penn Octane
Corporation ("Penn Octane") in the form of loans and letters of credit (the "Line Letter"). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Line Letter.

2. You have advised us that Penn Octane is proposing a corporate reorganization (the "Reorganization") as follows. Penn Octane will transfer substantially all of its pipeline and terminal assets to Rio Vista Operating Partnership L.P., a Delaware limited partnership (the "Operating Partnership"), which is a wholly owned subsidiary of Rio Vista Energy Partners L.P., a Delaware limited partnership ("Rio Vista"), which is currently a wholly owned subsidiary of Penn Octane. Rio Vista will be spun off to Penn Octane's stockholders by means of a pro rata distribution to them of 100% of the common units of Rio Vista. As a result of such spin-off, Rio Vista will be an independent public company, and Penn Octane will not directly own any units of Rio Vista but will have an at least 50% ownership interest in, and (pursuant to a voting agreement with other members) voting control over, the general partner of Rio Vista, Rio Vista GP LLC, a Delaware limited liability company (the
"RVGP"). Rio Vista will own all of the limited partnership interests in the Operating Partnership and all of the limited liability company interests in the general partner of the Operating Partnership, Rio Vista Operating GP LLC (the "OPGP"). Penn Octane and the Operating Partnership will enter into a purchase contract pursuant to which the Operating Partnership will purchase LPG from Penn Octane, and the Operating Partnership will sell the LPG to customers acceptable to RZB.

3. RZB confirms that it approves and consents to the Reorganization subject to the following conditions:

     (a) Nothing contained herein shall modify or waive any provision of the Line Letter providing for the uncommitted and demand nature of RZB's credit facility (including, without limitation, Sections 1 and 4 thereof).

     (b) You shall deliver to RZB copies of all documents, agreements, instruments and SEC filings relating to the Reorganization, which must be in form and substance satisfactory to RZB and certified as true and complete by the chief executive officer or chief financial officer of Penn Octane.

     (c) RZB shall receive, in form and substance satisfactory to it, all of the agreements, instruments and documents listed in the attached closing list.


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
     (d) RZB shall receive, in form and substance satisfactory to it, pro forma balance sheets of each of the parties referred to above (including Penn Octane, Rio Vista, the Operating Partnership, RVGP and OPGP) after giving effect to the Reorganization, certified as true and complete by the chief executive or chief financial officer of Penn Octane.

Notwithstanding any other Loan Documents, RZB also consents to and agrees to subordinate its liens and security interests in all of Penn Octane's and/or Rio Vista's assets, personal property, fixtures, intangibles and property constituting Collateral (as defined in the Loan Documents), except the following assets of Penn Octane, Rio Vista and/or the Operating Partnership as to which RZB shall have at all times a first priority perfected lien (i) cash held in Penn Octane's, Rio Vista's or the Operating Partnership's accounts at RZB JP Morgan Chase Bank, Service 1st Bank or any other bank which maintains accounts subject to a control agreement in favor of RZB, (ii) inventory of every type and description, whether raw, in process or finished and all documents, documents of title and receipts covering any inventory and all products and proceeds thereof;
(iii) accounts, accounts receivable, contract rights, general intangibles, payment intangibles, tax refund claims, instruments, promissory notes, chattel paper, supporting obligations, letters of credit and letter-of-credit rights and other rights to payment of money and all products and proceeds thereof; (iv) the lease and other collateral described in Leasehold Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents dated October 17, 1997, filed for record on January 14, 1998, under Cameron County Clerk's File No. 1243 and filed for record on January 20, 1998, under Kleberg County Clerk's File No. 222368, Kenedy County Clerk's File No. 5694, Willacy County Clerk's File No. 274128 and Jim Wells County Clerk's File No. 311304, as amended, modified and supplemented from time to time , including, without limitation, Lease Agreement dated September 1, 1993, between the Seadrift Pipeline Corporation, as Lessor, and Borrower, as Lessee, as amended, modified and supplemented from time to time, including, without limitation, by Agreements dated October 10, 1993 and May 21, 1997; (v) Penn Octane's LPG supply agreements and all other agreements providing for or relating to purchase of inventory of every type by Penn Octane, Rio Vista and/or the Operating Partnership, all claims thereunder and all rights and remedies relating thereto and (vi) all agreements with P.M.I. Trading Limited or any affiliate or subsidiary thereof, as to all of the foregoing items in clauses (i) through and including (vi), whether now owned or existing or hereafter acquired or arising and wherever located (all such property, except the property described in clauses (i) through and including (vi), the "Subordinated Collateral").

Accordingly, RZB consents that the Subordinated Collateral can be pledged by Penn Octane to its existing creditors (which shall be deemed to include those creditors which may substitute as note holders in connection with existing indebtedness, and the holders of any indebtedness incurred to refinance existing indebtedness) and RZB agrees that it shall not take any action which would prevent such creditors (the "Senior Creditors") from foreclosing and enforcing liens superior to RZB in such Subordinated Collateral in the event Penn Octane is in default under the related indebtedness, provided, however, that RZB's
                                                   --------  -------
agreements in this paragraph 4 shall not be effective unless and until the Senior Creditors shall have duly executed and delivered a valid and binding agreement pursuant to which they agree that:

     (w) They shall not take any action which would prevent RZB from foreclosing and enforcing its liens on all Collateral, other than Subordinated Collateral.

     (x) They shall agree not to challenge or dispute (a) the validity, perfection or priority of RZB's security interest in any Collateral (other than Subordinated Collateral), or (b) any relief


                                      -2-
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requested by RZB to protect or realize on its Collateral (other than
Subordinated Collateral) in any bankruptcy case with respect to the Company including, without limitation, any cash collateral order or debtor-in-possession financing.

     (y) They shall agree that this paragraph 4 is solely for the benefit of RZB and the Senior Creditors and their successors and assigns and no other person shall have any right or benefit under or because of the existence of this paragraph 4.

     (z) They shall agree to permit use of any collateral subject to their senior security interest (including all Subordinated Collateral) for storage, processing, transportation or delivery of RZB's Collateral for a period of 60 days after notice from the Senior Creditors or their representative to RZB or from RZB to Penn Octane of the beginning of such 60-day period, all without charge, cost or expense to RZB.

4. Pursuant to the final sentence of Section 7.3(b) of the First Amended and Restated Agreement of Limited Partnership of Rio Vista (the "Rio Vista LP Agreement"), Penn Octane, as holder of the Unit Majority (as defined in the Rio Vista LP Agreement) on the date hereof, approves all action taken by RVGP on behalf of Rio Vista in connection with the authorization, execution, delivery and/or performance of the agreements, instruments and documents listed on the attached closing list, including all action (if any) so taken on behalf of Rio Vista which constitutes action permitted to be taken by a partner of the Operating Partnership within the meaning of clause (ii) of such final sentence of Section 7.3(b) of the Rio Vista LP Agreement.

5. (a) This Consent shall be a "Loan Document" as such term is used in the Line Letter and the other Loan Documents.

     (b) No delay on the part of RZB in exercising any of its options, powers or rights, or partial or single exercise thereof, irrespective of any course of dealing, shall constitute a waiver thereof. The options, powers and rights of RZB specified herein and in the other Loan Documents are in addition to those otherwise created by law or under any other agreement between any Loan Party and RZB. No amendment, modification or waiver of any provision hereof or of any Loan Document to which any Loan Party is a party, nor consent to any departure by any Loan Party therefrom, shall be effective, unless the same shall be in writing and signed by RZB. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on any Loan Party in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

     (c) This Consent and the other Loan Documents embody the entire agreement and understanding between RZB and the Loan Parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. THIS WRITTEN AGREEMENT (AND THE OTHER LOAN DOCUMENTS) REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THE OTHER LOAN PARTIES WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.


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     (d)  THIS  AGREEMENT  SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE  LAW  OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW).

                                         Very truly yours,

                                         RZB FINANCE LLC


                                         By: /s/ Pearl Geffers
                                            ---------------------------
                                            Name:  Pearl Geffers
                                            Title: First Vice President


                                         By: /s/Griselda Alvizo
                                            ---------------------------
                                            Name:  Griselda Alvizo
                                            Title: Vice President


Accepted and Agreed to on this 15th day of
                               ----
September, 2004
---------

PENN OCTANE CORPORATION


By: /s/ Jerome B. Richter
   ------------------------------
   Name:  Jerome B. Richter
   Title: Chief Executive Officer


The undersigned hereby acknowledges and consents to the foregoing Consent Letter and hereby confirms that the Guaranty and Agreement dated as of October
14, 1997 is hereby ratified and confirmed in all respects.


/s/ Jerome B. Richter
---------------------------------
    Jerome Richter


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                                 RZB FINANCE LLC
                                       AND
                             PENN OCTANE CORPORATION

                                  CLOSING LIST


1.   Amended and Restated Line Letter

2.   Promissory Note

3.   Certificate for

     i.    Penn Octane
     ii.   Rio Vista Energy Partners L.P. ("RVEP")
     iii.  Rio Vista Operating Partnership L.P. ("Operating Partnership")

     as to

     (a) Certificate of incorporation (Penn Octane); certificate of formation (RVEP and Operating Partnership)
     (b) By-laws (Penn Octane); partnership agreement (RVEP and Operating Partnership)
     (c)  Resolutions
     (d)  Incumbency

4.   Opinions of counsel to Loan Parties

5.   Guarantees from

     (a)  Mr. Jerome Richter (re-affirmation of guarantee previously delivered)
     (b)  RVEP
     (c)  Operating Partnership

6.   Security Agreements from

          (a)  Penn Octane (previously delivered)
          (a)  RVEP
          (b)  Operating Partnership

7.   Security Agreement Questionnaires from

          (a)  Penn Octane
          (a)  RVEP
          (b)  Operating Partnership

8.   Lien searches for

          (a)  Penn Octane
          (b)  RVEP
          (c)  Operating Partnership

9.   UCC-1's against

          (a)  Penn Octane (previously filed)
          (b)  RVEP
          (c)  Operating Partnership

10. Notice to account debtors sent by the Operating Partnership (including to PMI) duly executed by account debtors and evidence of signature authority satisfactory to RZB

11.  Evidence of insurance and loss payable endorsements

     (a)  Penn Octane
     (b)  RVEP
     (c)  Operating Partnership

12.  Certified copies of supply and sales contracts

     (a)  Penn Octane
     (b)  Operating Partnership

13.  Lockbox arrangements with respect to

     (a)  Penn Octane
     (b)  Operating Partnership

14. Certified copies of SEC filings, agreements, documents, etc., relating to operation, etc., and transfer by Borrower of its assets

     (a)  Penn Octane
     (b)  RVEP
     (c)  Operating Partnership

                                    *   *   *


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
Real Estate Documents
---------------------

15.  Certified copy of lease and all amendments

     (a)  Terminal
     (b)  Pipeline

16.  Recorded notices of lease

     (a)  Terminal
     (b)  Pipeline

17.  Modification Agreements for Deeds of Trust

     (a)  Terminal
     (b)  Pipeline

18.  Landlord consent and agreement

     (a)  Terminal
     (b)  Pipeline

19. Mortgagee's insurance policy in the amount of $1,000,000 with revolving loan rider

     (a)  Terminal
     (b)  Pipeline [NOTE - NOT AVAILABLE]

20.  Survey certified to the Lender

     (a)  Terminal
     (b)  Pipeline [NOTE - NOT NORMALLY AVAILABLE]

21.  Copies of plats and field notes for terminal, all satisfactory to RZB

22.  Permits, etc.

     (a)  Certificate of Occupancy for Terminal
     (b)  T-4 Railroad Commission permit for Pipeline

     certified as true and complete and as constituting all necessary permits by appropriate officer of the Borrower


23. Re-recording of Deeds of Trust and recording of ratification by grantors for

     (a)  Terminal
     (b)  Pipeline


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     [IN FOUR YEARS] [RZB TO ADDRESS POST-CLOSING]

24.  Good standing, etc.

     (a)  Texas good standing certificate
     (b)  Texas certificate of qualification

     for

     (c)  Penn Octane
     (d)  RVEP
     (e)  Operating Partnership

25. Certified director resolutions authorizing Modification Agreements to Deeds of Trust for

     (a)  Penn Octane
     (b)  Operating Partnership


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